Exhibit 10.7.2

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

RESTRICTED STOCK GRANT NOTICE

The Participant has been granted an award (the “Award”) of certain Common Shares (the “Shares”) of Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (the “Company”), under the Rain Enhancement Technologies Holdco, Inc. 2024 Incentive Plan (the “Plan”) as set forth below. This Restricted Stock Award is subject to all of the terms and conditions as set forth in this restricted stock grant notice (this “Restricted Stock Grant Notice”), in the Restricted Stock Award Agreement, which is attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Restricted Stock Award Agreement will have the same definitions as in the Restricted Stock Award Agreement.

Participant:	[●]

Grant Date:	[●]

Vesting Commencement Date	[●]

Total Number of Shares:	[●]

Vesting Schedule:	[●]

By their signatures below, the Company and the Participant agree that the Award is governed by this Restricted Stock Grant Notice and the Restricted Stock Award Agreement, which is attached to and made a part of this document. The Participant acknowledges receipt of the Restricted Stock Award Agreement, represents that the Participant has read and is familiar with its provisions, and hereby accepts the Award subject to all of their terms and conditions. Unless you make an 83(b) election and pay taxes in accordance with that election, you will be taxed on the Shares as they become vested and must arrange to pay the taxes on this income. If the Administrator so determines, arrangements for paying the taxes may include your surrendering Shares that otherwise would be released to you upon becoming vested or your surrendering Shares you already own. The fair market value of the Shares you surrender, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes.

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.	PARTICIPANT

By:	By:

Name:	Name:

Title:	Date:

Date:

ATTACHMENTS:         Restricted Stock Award Agreement

Attachment I

Restricted Stock Award Agreement

Rain Enhancement Technologies HOLDCO, INC.

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Agreement”), dated [●] (the “Grant Date”), is made by and between Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (the “Company”) and [●] (the “Participant”). Capitalized terms used and not defined herein have the same meaning set forth in the Rain Enhancement Technologies Holdco, Inc. 2024 Incentive Plan (the “Plan”).

1. Grant of Restricted Stock. Subject to the provisions of this Agreement, the Company hereby grants (this “Grant”) to the Participant [●] restricted Shares (the “Restricted Shares”).

2. Vesting and Forfeiture.

(i) Vesting. The Restricted Shares will vest in accordance with the Vesting Schedule set forth on the Restricted Stock Grant Notice.

(iii) Termination of Service. Notwithstanding the foregoing, if the Participant’s Service ceases for any reason, all unvested Restricted Shares shall be forfeited. Upon the forfeiture of any Restricted Shares pursuant to this Section 2, the Participant shall have no further right with respect to such Restricted Shares.

3. Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued pursuant to this Grant or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

4. Taxes.

(i) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares. The Company shall not remove the restrictive legend described in Section 7 hereof from any Shares until it is satisfied that all required withholdings have been made (in addition to any securities law requirements regarding the need for such legends). Additionally, the Company may, in its sole discretion, satisfy any withholding obligations relating to Participant’s Restricted Shares by any of the following means or by a combination of such means: (i) purchasing Shares otherwise issued to the Participant under the Award, (ii) requiring Participant to make a payment in cash to the Company, or (iii) using any other method approved by the Company, and to the extent required by applicable laws, approved by the Board of Directors of the Company (the “Board”). Unless you make an 83(b) election and pay taxes in accordance with that election, you will be taxed on the Shares as they become vested and must arrange to pay the taxes on this income. If the Administrator so determines, arrangements for paying the taxes may include your surrendering Shares that otherwise would be released to you upon becoming vested or your surrendering Shares you already own. The fair market value of the Shares you surrender, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes.

(ii) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares.

(iii) 83(b) Election. The Participant hereby acknowledges that the Participant has been advised by the Company to seek independent tax advice from the Participant’s advisors regarding the availability and advisability of making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and that any such election, if made, must be made within 30 days of the Grant Date. The Participant expressly acknowledges that the Participant is solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company.

(iv) Tax Consequences. The Participant hereby agrees that the Company does not have a duty to design or administer the Award or its other compensation programs in a manner that minimizes the Participant’s tax liabilities. The Participant will not make any claim against the Company, or any of its officers, directors, employees or affiliates related to tax liabilities arising from the Restricted Shares or the Participant’s other compensation.

5. No Right to Employment or Service; Clawback/Forfeiture/Recoupment of Awards for Breach of Contract. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any affiliate, or interfere with or limit in any way the right of the Company or an affiliate to terminate the Participant’s employment or service at any time. Notwithstanding anything to the contrary in this Agreement, if, after the Participant’s employment or service is terminated for any reason, the Participant breaches any material provision of any applicable confidentiality, non-compete, non-solicit, general release, covenant not-to-sue or other similar agreement with the Company or any affiliate, then the Participant will forfeit any compensation, gain or other value realized on the vesting or settlement of any award granted under this Agreement or the sale or other transfer of any award granted under this Agreement and must promptly repay such amounts to the Company.

6. Rights as a Shareholder. The Participant shall be the record owner of the Restricted Shares unless or until such Restricted Shares are forfeited pursuant to Section 2 above or are otherwise transferred, and as record owner shall be entitled to all rights of a common shareholder of the Company. Any dividends paid on the Restricted Shares shall be subject to the same vesting and forfeiture restrictions as apply to the Restricted Shares.

7. Evidence of Shares; Legend. The Participant agrees that, in the Company’s discretion, the Participant’s ownership of the Restricted Shares may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in the Participant’s name, which shall be subject to a stop transfer order consistent with this Agreement and the legend set forth below. If, however, during the period in which the restrictions remain in place, the Restricted Shares are evidenced by a stock certificate or certificates, registered in the Participant’s name, the Participant acknowledges that upon receipt of such stock certificate or certificates, such certificates shall bear the following legend and such other legends as may be required by law or contract:

“These shares have been issued pursuant and are subject to forfeiture to Rain Enhancement Technologies Holdco, Inc. in accordance with the terms of an agreement between Rain Enhancement Technologies Holdco, Inc. and the person in whose name the certificate is registered. These shares may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of except in accordance with the terms of said agreement.”

The Participant agrees that upon receipt of any such stock certificates for the Restricted Shares the Participant shall deposit each such certificate with the Company, or such other escrow holder as the Board may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Company or such escrow holder until the applicable vesting date. Upon expiration of the applicable portion of the restrictions, a certificate or certificates representing the Common Shares as to which the period of restriction has so lapsed shall be delivered to the Participant by the Company, subject to satisfaction of any tax obligations in accordance with Section 4 hereof; provided, that such Common Shares may nevertheless be evidenced on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange, in which case such stop order shall be removed upon expiration of the applicable portion of the restrictions.

8. Transferability. The Participant may not transfer any Restricted Shares other than under the Participant’s will or as required by the laws of descent and distribution. The Restricted Shares also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the Restricted Shares in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges with respect to any Common Shares issued hereunder that have not been registered under the Securities Act of 1933, as amended (the “Securities Act”): (i) he will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the shares, or to the extent that the shares are not certificated, a stop order will be placed on the shares, in each case, to such effect.

9. Entire Agreement; Governing Law; Severability. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. The Plan and this Agreement shall replace in its entirety any of the share incentive plan or award agreement, whether in writing or not, between, among others, the Participant and the Company/its Subsidiaries/its Affiliates. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Applicable Laws or to otherwise avoid imposition of any additional tax or income recognition in connection to this Award. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect.

10. No Guarantee of Continued Service. Participant acknowledges and agrees that the vesting of the Restricted Shares pursuant to the vesting schedule hereof is earned only by continuing as a service provider at the will of the Company (or the Affiliate or Subsidiary employing or retaining Participant) and not through the act of being hired, being granted this Award or acquiring Shares hereunder. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, for any period, or at all, and will not interfere in any way with Participant’s right or the right of the Company (or the Affiliate or Subsidiary employing or retaining Participant) to terminate Participant’s relationship as a service provider at any time, with or without cause.

11. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award grant materials (“Data”) by and among, as applicable, the Company, the employer or other service recipient, and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the service recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Shares or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor.

Participant understands that Data will be transferred to a share plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a service provider or career with the service recipient will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Shares or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on the Restricted Stock Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Other Plans. The Participant acknowledges that any income derived from any Restricted Shares shall not affect the Participant’s participation in or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any of its Affiliates.

14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Board or its duly authorized designee for review. The resolution of such dispute by the Board or its duly authorized designee shall be final and binding on the Participant and the Company.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

17. Language. If Participant has received this Agreement or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

RAIN ENHANCEMENT TECHNOLOGIES Holdco, INC.

Name:
Title:

The undersigned hereby acknowledges, effective as of the date first stated above, that the Participant has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

Participant:

Signature

Name

Date

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